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                                                                     EXHIBIT 4.4

                         TARRAGON REALTY INVESTORS, INC.

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE
             PARTICIPATING OR OPTIONAL OR OTHER SPECIAL RIGHTS, AND
             QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF OF
                                  SPECIAL STOCK
                     BY RESOLUTION OF THE BOARD OF DIRECTORS


         We, William S. Friedman, President, and Kathryn Mansfield, Secretary of TARRAGON REALTY INVESTORS, INC., a corporation organized and existing under the Business Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof, DO HEREBY
CERTIFY:

                  THAT, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of TARRAGON REALTY INVESTORS, INC. (the "Corporation"), and pursuant to the provisions of NRS 78.1955 (which section provides that no stockholder action is required in order to effectuate this designation), said Board of Directors by unanimous written consent dated February 25, 2000, adopted certain recitals and resolutions providing for the designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of a series of Special Stock of the Corporation, specifically the 10% Cumulative Preferred Stock, which recitals and resolutions are as follows:

                  WHEREAS, Article Fourth of the Articles of Incorporation of the Corporation authorizes the Corporation to issue not more than 10,000,000 shares of Special Stock, $.01 par value per share (the "Special Stock") and 20,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), which Special Stock may be issued from time to time in one or more series and shall be designated as the Board of Directors may determine to have such voting powers, preferences, limitations and relative rights with respect to the shares of each series of the class of Special Stock of the Corporation as expressly provided in a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors which is vested with the authority in respect thereof; and

                  WHEREAS, no shares of such Special Stock have been previously designated hereof; and

                  WHEREAS, the Board of Directors now desires to amend the Articles of Incorporation to designate one series of the Special Stock.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Fourth of the Articles of Incorporation, as amended, the Board of Directors hereby further amends the Articles of Incorporation to provide for the issuance of one single series of Special Stock consisting of the number of shares in such series as set forth below and, subject to the provisions of Article Fourth of the Articles of Incorporation, as amended, of the Corporation, hereby fixes and determines with respect to such series the following designations, preferences and relative participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof:



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                  1. DESIGNATION. The distinctive designation of such series shall be the 10% Cumulative Preferred Stock and each share of the 10% Cumulative Preferred Stock shall have a par value of $0.01 per share and a preference on liquidation under paragraph 6 below of up to $12 per share. The 10% Cumulative Preferred Stock is sometimes referred to herein as the "Preferred Stock."

                  2. NUMBER OF SHARES. The number of shares which shall constitute the 10% Cumulative Preferred Stock shall be such number as may actually be issued by the Corporation, not to exceed a maximum of 2,500,000 shares, which number may be decreased (but not below the number then outstanding), from time to time by the Board of Directors, subject to the provisions hereof.

                  3. DIVIDENDS AND DIVIDEND RATE. Holders of record on the fifteenth day of each March, June, September and December of each year of shares of the 10% Cumulative Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation and to the extent permitted under the Nevada General Corporation Law, payable quarterly on each March 31, June 30, September 30 and December 31 of each year, beginning on September 15, 2000 (each a "Dividend Reference Date" and, collectively, the "Dividend Reference Dates"), in preference to and with priority over dividends upon all "Junior Securities" (as defined in paragraph 6 below). Except as otherwise provided herein, dividends on each share of 10% Cumulative Preferred Stock will accrue (but not compound) cumulatively on a daily basis at the rate per share of ten percent (10%) per annum ($0.30 per calendar quarter) from and including the date of issuance to and including the date on which the "Redemption Price" (as defined in paragraph 4 below) of such share is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. For purposes of this paragraph 3, the date on which the Corporation initially issues any share is its date of issuance, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share (whether by reason of transfer of such share or for any other reason). Notwithstanding any other requirement of this paragraph unless the holder of the 10% Cumulative Preferred Stock requests of the Corporation payment of dividends in a form other than cash, any and all quarterly dividends on the 10% Cumulative Preferred Stock shall be satisfied by payment of cash. So long as any shares of 10% Cumulative Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, any other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (a) all dividends on the 10% Cumulative Preferred Stock for all past quarter-yearly dividend periods have been paid in full and the full dividends for the then current quarter-yearly period shall have been paid or declared in a sum sufficient for the payment thereof set apart, and (b) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the 10% Cumulative Preferred Stock and all stock ranking prior to or on a parity with the 10% Cumulative Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid or declared and set apart for payment on any series of Special Stock for any dividend period (including the 10% Cumulative Preferred Stock) unless dividends have been or are, contemporaneously, paid and declared and set apart for payment on



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         all outstanding series of Special Stock entitled thereto for all dividend periods terminating on the same or earlier date. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the 10% Cumulative Preferred Stock, such payment will be distributed ratably among the then holders of 10% Cumulative Preferred Stock so that an amount equal is paid with respect to each outstanding share.

                  4. REDEMPTION. The Corporation may, at any time after issuance thereof and after June 30, 2003 and from time to time thereafter, at the election of the Board of Directors of the Corporation redeem any or all of the 10% Cumulative Preferred Stock then outstanding by written notice given not less than twenty (20) nor more than sixty (60) days before the date fixed for redemption (the "Redemption Date"). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of 10% Cumulative Preferred Stock at his address as it appears on the stock transfer records of the Corporation. Such notice shall set forth (a) the shares to be so redeemed, (b) the date fixed for redemption, (c) the applicable Redemption Price, and (d) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s). If less than all shares of 10% Cumulative Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of 10% Cumulative Preferred Stock. If such notice of redemption shall have been so mailed, on or before the Redemption Date, the Corporation may provide for payment of a sum sufficient to redeem the applicable number of shares of 10% Cumulative Preferred Stock called for redemption either (i) by setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of 10% Cumulative Preferred Stock to be redeemed or (ii) by depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $10,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted by the Articles of Incorporation, as amended, or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of 10% Cumulative Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (A) the share(s) of 10% Cumulative Preferred Stock deemed to be redeemed, (B) such setting aside or deposit shall be deemed to constitute full payment for such share(s), (C) such share(s) so redeemed shall no longer be deemed to be outstanding, (D) the holder(s) thereof shall cease to be a stockholder of the Corporation with respect to such share(s), and (E) such holder(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of 10% Cumulative Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of 10% Cumulative Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefor and after any such repayment the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this paragraph 4, the Corporation may redeem or repurchase shares of the 10% Cumulative Preferred Stock (i) from any holder(s) thereof who consents in writing to such redemption (ii)


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         pursuant to any offer by the Corporation to purchase or acquire share(s) from holders of less than a specified number of share(s) or "round lots" (i.e., an "odd lot" or "99 or less" offer) and/or (iii) open market or negotiated purchases, and in each of clauses (i), (ii) and/or (iii), the provisions of this paragraph 4 will not apply to any such consented redemption or purchase by the Corporation. All shares of 10% Cumulative Preferred Stock redeemed may either be held in the treasury subject to reissuance or shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Special Stock. The "Redemption Price" (herein so called) shall be an amount equal to (i) the "Liquidation Value" (as defined in paragraph 6 below) of $12 per share, plus (ii) the amount of all accrued but unpaid dividends thereon to the Redemption Date, which shall include all cumulative dividends in arrears and also the proportionate part of the dividend accrued since the last Dividend Reference Date preceding the Redemption Date and whether or not earned or declared, but without interest, plus (iii) the following amount per share during the periods set forth below:

                IF REDEMPTION OCCURS DURING THE
                TWELVE MONTH PERIOD                    ADDITIONAL PREMIUM
                ENDING JUNE 30 OF                      PER SHARE
                2004                                   $0.50
                2005                                   $0.40
                2006                                   $0.30
                2007                                   $0.20
                2008                                   $0.10

         provided that from and after July 1, 2008 there shall be no premium as a part of the Redemption Price.

                  5. SINKING FUND. The Corporation shall not be required to maintain any so-called "Sinking Fund" for the retirement on any basis of the 10% Cumulative Preferred Stock.

                  6. RIGHTS ON LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the 10% Cumulative Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the 10% Cumulative Preferred Stock has priority over such securities as to dividends or upon liquidation), to receive a liquidation preference in an amount in cash equal to the aggregate Liquidation Value of all shares of 10% Cumulative Preferred Stock then outstanding, whether any such liquidation, dissolution or winding up is voluntary or involuntary and the holders of the 10% Cumulative Preferred Stock shall not be entitled to any other or further distributions of assets. The term "Liquidation Value" shall be and mean, as of any particular date, an amount per share of 10% Cumulative Preferred Stock equal to the Redemption Price if such share were so redeemed in accordance with the provisions of paragraph 5 above, but in no event shall exceed $12 per share, plus any accrued and unpaid cumulative dividends. If, upon any dissolution, liquidation or winding-up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Special Stock of the amounts to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each


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         such series of Special Stock in the event of voluntary or involuntary dissolution, liquidation or winding-up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding-up of the Corporation, after the holders of Special Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding-up, not less than twenty (20) nor more than fifty (50) days prior to the payment date stated therein to each record holder of 10% Cumulative Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction of the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Special Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph 6.

                  7. RANKING. The 10% Cumulative Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock issued by the Corporation; provided, however, that the Corporation shall not issue any shares of Special Stock of any series which are superior to the 10% Cumulative Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the 10% Cumulative Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of 10% Cumulative Preferred Stock then outstanding voting separately as a class.

                  8. VOTING RIGHTS. The holders of the shares of 10% Cumulative Preferred Stock shall only have the voting rights specifically required by law under the Nevada General Corporation Law, and shall have the following additional voting rights subject to and after compliance with any applicable laws and rules or actual requirements of any exchange upon which any securities of the Corporation are listed:

                  (a) Except as may otherwise be specifically required by law under the Nevada General Corporation Law, the holders of the shares of 10% Cumulative Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the stockholders of the Corporation and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of stockholders.

                  (b) In the event that, under any circumstance, the holders of the 10% Cumulative Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained upon the affirmative vote of the holders of only a majority of the shares of the 10% Cumulative Preferred Stock then outstanding.

                  (c) Except as set forth herein, or as otherwise provided by the Articles of Incorporation, as amended, or by law, holders of the 10% Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

                  9. NO CONVERSION RIGHTS. The 10% Cumulative Preferred Stock may not be converted into any other securities of the Corporation.

                  10. LIMITED RIGHT TO ELECT DIRECTOR. If and when, at any time, six consecutive quarterly dividends, in whole or in part, on the 10% Cumulative Preferred Stock shall be in


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         arrears, then the holders of the shares of 10% Cumulative Preferred
         Stock, voting separately as a class, shall be entitled, at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the shares of the 10% Cumulative Preferred Stock called as hereinafter provided, to elect one (1) director and, except as otherwise provided in the Articles of Incorporation, as amended, the holders of shares of Common Stock and any other class of stock of the Corporation, to the extent it shall have the right to vote, shall be entitled to elect all remaining members of the Board of Directors, but the holders of Common Stock and any other class of stock of the Corporation shall not be entitled to vote in the election of the director of the Corporation so to be elected by the holders of shares of 10% Cumulative Preferred Stock. Such right of the holders of shares of 10% Cumulative Preferred Stock to elect one (1) director may be exercised until dividends in default on the outstanding shares of 10% Cumulative Preferred Stock have been paid in full or funds sufficient therefor set aside, and when so paid or provided for, then the right of the holders of shares of 10% Cumulative Preferred Stock to elect such director shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend default or defaults. At any time after such voting power shall have vested in the holders of the outstanding shares of 10% Cumulative Preferred Stock, the Secretary of the Corporation may, and upon the written request of holders of record of 25% or more of the shares of 10% Cumulative Preferred Stock then outstanding addressed to him at the principal office of the Corporation shall, call a special meeting of the holders of shares of 10% Cumulative Preferred Stock for the election of the director to be elected by them as herein provided, to be held within sixty (60) days after delivery of such request and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than 30 days before the annual meeting of stockholders or special meeting held in place thereof next succeeding the time when the holders of the 10% Cumulative Preferred Stock become entitled to elect one (1) director as above provided. If at any annual or special meeting or any adjournment thereof the holders of at least a majority of the shares of 10% Cumulative Preferred Stock then outstanding shall be present or represented by proxy then, by vote of the holders of at least a majority of the shares of 10% Cumulative Preferred Stock present or so represented at such meeting, the authorized number of directors of the Corporation shall be increased by one (1) and the holders of shares of 10% Cumulative Preferred Stock shall be entitled to elect the additional director so provided for. The director so elected shall serve until the next annual meeting or until his successor shall be elected and shall qualify; provided, however, that whenever the holders of shares of 10% Cumulative Preferred Stock shall be divested of voting power as above provided, the term of office of the person elected as director by the holders of shares of 10% Cumulative Preferred Stock as a class shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

                  If, during any interval between any special meeting of the holders of shares of 10% Cumulative Preferred Stock for the election of one (1) director to be elected by them as provided in the preceding paragraph and the next ensuing annual meeting of stockholders, or between annual meeting of stockholders for the election of directors, and while the holders of shares of 10% Cumulative Preferred Stock shall be entitled to elect one (1) director, the director so elected by the holders of shares of 10% Cumulative Preferred Stock shall resign or die, a majority of the directors then in office though less than a quorum shall designate the successor to fill the vacancy thereby created; provided, however, that if a successor shall not be designated to fill the vacancy created by the resignation or death of the director elected by the holders of shares of 10% Cumulative Preferred Stock as herein above provided, within forty (40) days after the creation of such vacancy the Secretary of the Corporation shall call a special meeting of the holders of shares of 10% Cumulative Preferred Stock and such vacancy shall be filled at such special meeting as herein above provided. Any director elected by the holders of the shares of 10% Cumulative Preferred Stock or designated to fill a vacancy may be removed from office only by the vote of the holders of a majority of the outstanding shares of 10% Cumulative Preferred Stock at a special meeting of the holders of shares of 10% Cumulative Preferred Stock called for the purpose of removing such director. Upon the written request of holders of 25% or more of the shares of 10% Cumulative Preferred Stock then outstanding addressed to him at the principal office of the Corporation, the Secretary shall, within ten (10) calendar days after delivery to him of such request, call a special meeting of the holders of shares of 10% Cumulative Preferred Stock for such purpose to be held within sixty (60) days after delivery of such request; provided, however, that the Secretary shall not be required to call a special meeting in the case of any request received less than 120 calendar days before the date fixed for the next ensuing annual meeting of stockholders. The holders of shares of 10% Cumulative Preferred Stock voting separately as a class shall be entitled to fill any vacancy created by the removal of the director at any meeting at which such removal shall have been approved or if such vacancy is not so filled, it may be filled as provided above.

                  11. REACQUIRED SHARES. Any shares of 10% Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever may be retired and canceled promptly after the acquisition thereof. All such shares shall, upon cancellation, become authorized but unissued shares of Special Stock and may be re-issued as part of a new series of Special Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation, as amended, or as otherwise required by law.

         IN WITNESS WHEREOF, said TARRAGON REALTY INVESTORS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by William S. Friedman, its President and Kathryn Mansfield, its Secretary as of the ________ day of ____________, 2000.

                                        TARRAGON REALTY INVESTORS, INC.


                                        By:
                                             ----------------------------------
                                             Name: William S. Friedman
                                             President


                                        By:
                                             ----------------------------------
                                             Kathryn Mansfield
                                             Secretary

THE STATE OF TEXAS                  )
                                    )
COUNTY OF DALLAS                    )

         On _____________, 2000 personally appeared before me a Notary Public, William S. Friedman, President of TARRAGON REALTY INVESTORS, INC., and Kathryn Mansfield, Secretary of TARRAGON REALTY INVESTORS, INC., who acknowledged that they executed the above instrument.


                                        ------------------------------
                                        Notary Public, State of Texas

                                        My Commission expires:

                                        ---------------------------------